As filed with the  Securities  and  Exchange  Commission  on December __, 1999
                                            Registration No. 333-__________
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                      BION ENVIRONMENTAL TECHNOLOGIES, INC.
              ----------------------------------------------------
              Exact name of Registrant as specified in its charter

            Colorado                                        84-1176672
--------------------------------                   --------------------------
 (State or other jurisdiction of                    (I.R.S. Employer Identifi-
  incorporation or organization)                          cation Number)

           555 Seventeenth Street, Suite 3310, Denver, Colorado 80202
          ------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


                               1994 INCENTIVE PLAN
                            ------------------------
                            (Full title of the plan)

                      Jon Northrop, Chief Executive Officer
           555 Seventeenth Street, Suite 3310, Denver, Colorado 80202
                                 (303) 294-0750
            --------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                       Copy to: Stanley F. Freedman, Esq.
                       KRYS BOYLE FREEDMAN & SAWYER, P.C.
                 600 Seventeenth Street, Suite 2700, South Tower
                             Denver, Colorado 80202
                                 (303) 893-2300

  ----------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
  ----------------------------------------------------------------------------


  Title of                      Proposed Maxi-    Proposed Maxi-   Amount of
Securities to   Amount to be     mum Offering      mum Aggregate   Registra-
 Registered     be Registered   Price Per Share   Offering Price   tion Fee
-------------   --------------  ---------------   --------------  ------------

Common Stock,      1,159,974       $2.63 (1)       $3,050,731.62     $848.10
No Par Value        Shares
----------------------------------------------------------------------------

(1) Calculated based on the closing price of the Registrant's Common Stock on December 20, 1999, as reported on the Over-the-Counter Bulletin Board.

     Pursuant to General Instruction E to Form S-8, regarding the registration of additional securities, Bion Environmental Technologies, Inc.( the "Company") is hereby registering additional shares of common stock, no par value per share (the "Common Stock"), in the number set forth on the cover of this Registration Statement. On June 30, 1998, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-58159) relating to shares of the Company's Common Stock to be issued in connection with the Company's 1994 Incentive Plan. This Registration Statement relates to securities (a) of the same class as those to which the prior Registration Statement relates, and (b) to be issued pursuant to the Plan.

     This Registration Statement also relates to and hereby registers the maximum number of shares issuable under the 1994 Incentive Plan (20% of the Company's outstanding shares), a presently indeterminable amount as the level of outstanding shares increases with future transactions.

     This Registration Statement incorporates by reference the contents of the prior Registration Statement, as heretofore amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER            DESCRIPTION                        LOCATION

  5           Opinion of Krys Boyle Freedman &     Filed herewith electronically
               Sawyer, P.C.

 23.1         Consent of Krys Boyle Freedman &     Contained in Exhibit 5
               Sawyer, P.C.

 23.2         Consent of Ehrhardt Keefe            Filed herewith electronically
               Steiner & Hottman PC
               Independent Public Accountants

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado on the 13th day of December, 1999.

                                  BION ENVIRONMENTAL TECHNOLOGIES, INC.


                                  By: /s/ Jon Northrop
                                      Jon Northrop, Chief Executive Officer
                                      and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                    TITLE                    DATE



/s/ Mark A. Smith              Chairman of the Board,    December 13, 1999
Mark A. Smith                  President and Director



/s/ Jon Northrop               Chief Executive Officer,  December 13, 1999
Jon Northrop                   Secretary (Principal
                               Executive Officer) and
                               Director


/s/Jere Northrop               Director                  December 13, 1999
Jere Northrop



/s/ Ronald G. Cullis           Director                  December 13, 1999
Ronald G. Cullis